                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

NAME                                                          PLACE OF INCORPORATION   % OWNERSHIP
----                                                          ----------------------   -----------
Larscom Limited.............................................  England and Wales            100%
NetEdge Systems (UK) Limited................................  England and Wales            100%
NetEdge Systems International B.V...........................  Netherlands                  100%